Harris & Harris Group Issues Quarterly Update Letter to Shareholders

NEW YORK, NY— June 1, 2016 — Harris & Harris Group, Inc. (NASDAQ: TINY), an investor in transformative companies enabled by disruptive science, issued the following letter to shareholders today that may also be found on its website at ir.hhvc.com/letters.cfm.

FIRST QUARTER REPORT 2016

Fellow Shareholders:

On June 7, 2016, from 8:30 AM until 12:00 PM, we will be hosting a morning of presentations by four of our portfolio companies, and at 12:00 PM we will begin our 2016 Annual Meeting of Shareholders. The event will take place at the New York Genome Center, 101 Avenue of the Americas, New York, NY 10013. Registering to attend in person is as simple as going to the home page of our website at www.hhvc.com. You may also listen to the webcast by following this link: https://livestream.com/accounts/19734872/HarrisAndHarrisGroup.

During the morning session, the CEOs of two of our exciting and more mature companies, D-Wave Systems and HZO, will present. These two companies will be followed by the CEOs of two equally exciting companies from our precision health and medicine portfolio, Metabolon and ORIG3N. Daniel Wolfe will speak about our recently announced co-investment funds. Doug Jamison will then present our precision health and medicine strategy and discuss why we believe this strategy may lead to a very different Harris & Harris Group in the future.

In our Annual Letter to Shareholders, we said “we believe major changes are coming to the American health care system over the next decade. The promise of precision medicine will be leading many of these changes. We believe we are in a unique position to build certain of our current and our future portfolio companies addressing precision health and precision medicine as majority owned subsidiaries or controlled partner companies.”

At our Annual Meeting of Shareholders, we will provide more detail into 1) how we are building companies in the precision health and medicine market, 2) where we believe we have a competitive advantage over others in this market, and 3) how these companies may provide us with the flexibility to explore alternative structures for our business, including a potential opportunity to shift from a Business Development Company (“BDC”) to an operating company. We believe that an operating company structure has the potential to provide certain operational benefits as well as a different set of metrics for us to be valued in the public markets, as compared with our current valuation based on a discount to net asset value per share (NAV).

Given that we plan to focus our time at the annual meeting on our precision health and medicine strategy, it is important to update shareholders on our progress towards the additional changes announced in our Annual Letter to Shareholders released on March 15, 2016.

First, we said “we will continue to reduce our net operating loss (defined as our investment income less our expenses). We will see a further reduction in net operating loss of 20-30 percent in 2016, after an 11 percent reduction over the period of time from 2013 through 2015.” We currently believe we are on track to meet our net operating loss reduction goal for 2016 through both a reduction in overall expenses and an increase in short-term income generated from existing and new investments.

Second, we said “we will also begin offering limited numbers of accredited investors the opportunity to co-invest with Harris & Harris Group in some of these maturing companies through a newly formed co-investment fund that will be managed by Harris & Harris Group.”

We are currently marketing the first co-investment opportunity through offering investment in H&H Co-Investment Partners, LLC D-Wave Co-Investment Series J. We will invest all of its raised capital in the next round of financing of our portfolio company, D-Wave Systems, Inc. This offering is open to a limited number of accredited investors. Accredited investors who held shares of Harris & Harris Group immediately prior to May 3, 2016, the date we announced the offering, will receive priority should the offering be oversubscribed. Additionally, these investors will be able to invest in the offering at reduced expense rates and will be entitled to reduced placement agent fees. More information on this offering can be viewed at www.banq.co. We will discuss this offering and plans for future offerings at our event on June 7, 2016.

Over the past 18 months, in our Letters to Shareholders and in our public documents, we have discussed the difficulties we face with our business model. As we hope our shareholders understand, these difficulties come with many nuances, but if we had to state them succinctly, they would be as follows:

1.
Structural changes in the public markets brought on both by government regulations and stock trading innovations have reduced many of the incentives for those that make a market in micro-capitalization stocks. The result has been a decrease in liquidity in micro-capitalization stocks and the disappearance of new, small initial public offerings. This requires Harris & Harris Group to hold its companies, on average, much longer than it has held them historically, both as privately held and publicly traded micro-capitalization companies. This also means we are required to invest more capital into these companies, sometimes including in the initial public offerings (IPOs) of these companies.

2.
Our structure as a BDC does not permit us to achieve our desired capitalization. Our equity valuation relative to NAV, our relatively low average daily trading volume and the amount of ownership investment funds are permitted by law, make it difficult to raise the capital we require to retain or increase our ownership percentage in the companies in which we have historically invested, specifically, deep science companies.

3.
The regulatory burden of many of the post 2002 regulations, such as Sarbanes-Oxley and Dodd-Frank, have been indiscriminate to size and to type of investment fund. Small firms like Harris & Harris Group are caught up in the cost and burden of adhering to these regulations, which we do not believe were ever intended for firms such as ours. This makes it very expensive to run our business competitively. As an example of the additional costs, our auditing expenses have increased from $98,800 in 2003 to $442,000 in 2015. This does not include the additional accounting advisory services and legal fees now required to run our business with these additional regulations.

We are not alone in facing these challenges. There are a few equity-focused BDCs, and they also currently trade at discounts to NAV similar to Harris & Harris Group. As of the end of last week, Harris & Harris

Group traded at a 36 percent discount to our NAV as of March 31, 2016. Firsthand Technology Value Fund, GSV Capital and Crossroads Capital traded at discounts of 66 percent, 53 percent and 51 percent, respectively.

We also want to reiterate, as we have in our public writings over the past 18 months, that we have been constantly modifying our business model over this time. We have been able to realize monetization events even in this difficult environment. In each of the years 2015, 2014, 2013, 2012 and 2011, we had liquidity events that have returned proceeds to the company of approximately $11.9 million, $14.5 million, $31.8 million, $11.9 million and $16.5 million, respectively. These liquidity events have resulted in a total of $86.6 million in proceeds returned on a cost basis of $65.9 million over the period of time from 2011 through 2015. As of May 27, 2016, we also had an additional $10.4 million in secondary liquidity, excluding discounts for lack of marketability, as a result of our current publicly traded portfolio companies.

However, as we have written about multiple times, including our Annual Letter to Shareholders in March 2015, and most recently in our Third Quarter 2015 Letter to Shareholders, the “home-run” investment returns are more difficult to achieve owing to the longer time required to build these companies and the amount of capital we are required to invest to maintain our ownership as these companies stay private longer. This has impacted our returns. This has made it more difficult to realize the returns necessary to provide the growth necessary for the Company and its shareholders.

As we look towards the Annual Meeting of Shareholders and beyond, please be assured the management team and the Board of Directors are focused on creating value for shareholders. To that end, the business of Harris & Harris Group may continue to look very different than it has historically. We have been altering our business strategy over the past few years by focusing new initial investments in precision health and medicine. We are focused on building controlled partner companies in the dynamic marketplace of healthcare. These precision health and medicine solutions are going to impact how we think about our health and also how we are treated more individually as we face chronic diseases in the future.

The companies we are building have certain synergies that we will discuss further at the Annual Meeting of Shareholders. Our ownership and our control provide us with the opportunity to control their business models and paths that we believe will generate and enhance our future return potential. We are building these companies such that Harris & Harris Group may have the potential to become an operating company in the future as these companies mature.

And yes, we still have multiple exciting companies outside our precision health and medicine efforts that we believe are maturing into quality potential investment returns. We will continue to monitor these companies and are aiming to realize gains from these investments over the next few years. Ensuring that our shareholders benefit from these gains remains a key objective for us.

We look forward to seeing you at the Annual Meeting of Shareholders. Thank you for your support.

Douglas W. Jamison                                            Daniel B. Wolfe
Chairman, Chief Executive Officer                    President, Chief Operating Officer

About Harris & Harris Group

Harris & Harris Group is a publicly traded, internally managed business development company that builds transformative companies from disruptive science. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com, on Facebook at www.facebook.com/harrisharrisvc and by following on Twitter @harrisandharrisgroup.

Additional Information Regarding Annual Meeting Solicitation

The Company filed a definitive proxy statement and related materials with the Securities and Exchange Commission ("SEC") in connection with its 2016 Annual Meeting of Shareholders (the "Annual Meeting") on April 20, 2016. SHAREHOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ANNUAL MEETING THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. Shareholders are able to obtain a free copy of that definitive proxy statement and other materials that the Company filed with the SEC at the SEC’s website at www.sec.gov. That definitive proxy statement and these other materials are also available free of charge by directing a request to Harris & Harris Group, Inc., Attn: Investor Relations, 1450 Broadway, 24th Floor, New York, NY 10018, or from its website at www.hhvc.com.

The Company, its directors and its named executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the Annual Meeting. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s proxy statement filed on April 20, 2016, for the 2016 Annual Meeting of Shareholders. To the extent that holdings of the Company's securities on the part of those individuals have changed since the date of that proxy statement, those changes have been reflected on Statements of Changes in Ownership on Forms 3 or 4 filed with the Securities and Exchange Commission.

Forward-Looking Statements

This letter may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this letter. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com, www.banq.com, www.facebook.com, www.sec.gov and www.livestream.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this letter. Harris & Harris Group is not responsible for the contents of third-party websites.

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